Exhibit 99


         CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     As independent certified public accountants for IPS Funds, we hereby consent to all references to our firm included in or made a part of IPS Funds Post-Effective Amendment No. 4 to the Registration Statement on Form N-1A of the IPS Funds. We also consent to the use of our report dated November 30, 1997 on the financial statements and per share data and ratios of the IPS Millinneum Fund in connection with the Registration Statement.


                                   CHERRY, BEKAERT HOLLAND, L.L.P.



                                    /s/


March 30, 1998